SUB-ITEM 77Q1(A)

Appendix A, dated June 9, 2015, to the Master Amended and Restated By-Laws for MFS Series Trust X, dated January 1, 2002 as revised through November 1, 2014, is contained in Post-Effective Amendment No. 57 to the Registration Statement of MFS Series Trust XIII (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on June 25, 2015, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.


An Amendment, dated June 19, 2015, to the Amended and Restated Declaration of Trust of MFS Series Trust X, December 16, 2004, is contained in Post-Effective Amendment No. 107 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on June 29, 2015, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.